WARRANT AGREEMENT


         AGREEMENT, dated this _______ day of March, 1997, between POWERTRADER, INC., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER AND TRUST COMPANY, as Warrant Agent (the "Warrant Agent").

                              W I T N E S S E T H:

         WHEREAS, in connection with the offering to the public of units (the "Units"), each Unit consisting of one share of the Company's common stock, $0.01 par value per share (the "Common Stock"), and one warrant to purchase one additional share of Common Stock at an exercise price of $3.50 per share (the "Warrants") at an offering price of $3.25 per Unit, the Company will issue up to 1,700,000 Warrants; and

         WHEREAS, the Company desires to provide for the issuance of certificates representing the Warrants; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of certificates representing the Warrants and the exercise of the Warrants;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the Warrant Agent and the holders of the certificates representing the Warrants, the parties hereto agree as follows:

         SECTION 1 Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

                  a. "Business Day" shall mean each day on which the principal securities exchange on which the Common Stock is listed is open for trading, or if the Common Stock is not so listed, then each day on which The Nasdaq Stock Market is open for trading.

                  b. "Common Stock" shall mean the common stock, $0.01 par value per share heretofore and hereafter issued by the Company and any other capital stock of the Company into which such common stock may be converted.

                  c. "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business in New York, New York, shall be administered, which office is located on the date hereof at 40 Wall Street, 46th Floor, New York, New York 10005.


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                  d.  "Exercise  Date" shall mean,  subject to the provisions of
Section 5(b) hereof, as to any Warrant, the date on which the Warrant Agent shall have received both (i) the Warrant Certificate representing such Warrant, with the exercise form thereon duly completed and executed by the Registered Holder thereof or his attorney duly authorized in writing, and (ii) payment in cash or by check made payable to the Warrant Agent for the account of the Company, of the amount in lawful money of the United States of America equal to the applicable Purchase Price.

                  e. "Market Price" shall mean, for any Business Day, an amount determined as follows: (i) if the Common Stock is listed for trading on a national or regional stock exchange or is included on the Nasdaq National Market or Small Cap Market, the closing bid price quoted on such exchange or the Nasdaq National Market or Small Cap Market; or (ii) if the shares are not so listed, admitted to trading or included, the average of the highest reported bid price and the lowest reported ask price as quoted in the Nasdaq OTC Bulletin Board for such Business Day.

                  f. "Purchase Price" shall mean, subject to modification and adjustment as provided in Section 8, Three Dollars and Fifty Cents ($3.50) in the case of the Warrants, and further subject to Company's right, in its sole discretion, to decrease the Purchase Price for a period of not less than 30 days on not less than 30 days' prior written notice to the Registered Holders.

                  g. "Redemption Date" shall mean the date fixed for redemption of the Warrants pursuant to Section 9.

                  h. "Registered Holder" shall mean the person in whose name any certificate representing the Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

                  i. "Subsidiary" or "Subsidiaries" shall mean any corporation or corporations, as the case may be, of which stock having ordinary power to elect a majority of the Board of Directors of such corporation (regardless of whether or not at the time stock of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

                  j. "Transfer Agent" shall mean American Stock Transfer and Trust Company, or its authorized successor.

                  k. "Warrant Certificate" shall mean a certificate representing a Warrant.

                  l. "Initial Warrant Exercise Date" shall mean the effective date of the Registration Statement or such earlier date as the Company may determine.

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                  m.  "Warrant  Agent" shall mean  American  Stock  Transfer and
Trust Company, or its authorized successor.

                  n. "Warrant Expiration Date" shall mean 5:00 p.m. (New York City time), on the earlier of: (i) the Business Day immediately preceding the Redemption Date; or (ii) March __, 2002, the date which is 60 months after the effective date of the Registration Statement, or, if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (New York City time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close, subject to the Company's right, prior to the Warrant Expiration Date determined pursuant to this clause (ii), in its sole discretion, to extend such Warrant Expiration Date on five business days' prior written notice to the Registered Holders.

         SECTION 2 Warrants and Issuance of Warrant Certificates.

                  a. One Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase at the Purchase Price therefor from the Initial Warrant Exercise Date until the Warrant Expiration Date one share of Common Stock upon the exercise thereof, subject to:
(i) modification and adjustment as provided in Section 8; and (ii) the Company's right to redeem the Warrants pursuant to Section 9.

                  b. Upon execution of this Agreement, Warrant Certificates representing 1,700,000 Warrants to purchase up to an aggregate of 1,700,000 shares of Common Stock (subject to modification and adjustment as provided in Section 8) shall be executed by the Company and delivered to the Warrant Agent.

                  c. From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required denominations of one or whole number multiples thereof to the person entitled thereto in connection with any issuance, transfer or exchange permitted under this Agreement. Except as provided in Section 7 hereof, no Warrant Certificates shall be issued except (i) Warrant Certificates initially issued hereunder, (ii) Warrant Certificates issued upon any transfer or exchange of Warrants, (iii)
Warrant Certificates issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7, and (iv) at the option of the Company, Warrant Certificates in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of shares of Common Stock purchasable upon exercise of the Warrants therefor made pursuant to Section 8 hereof.

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         SECTION 3. Form and Execution of Warrant Certificates.

                  a. The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or association on which the Warrants may be listed or quoted, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates).

                  b. Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

         SECTION 4.  Exercise.

                  a. Warrants in denominations of one or whole number multiples thereof may be exercised commencing at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein (including the provisions set forth in Sections 5 and 9 hereof) and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, provided that the Warrant Certificate representing such Warrant, with the exercise form thereon duly completed and executed by the Registered Holder thereof or his attorney duly authorized in writing, together with payment in cash or by check made payable to the Warrant Agent for the account of the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price has been received in good funds by the Warrant Agent. The person entitled to receive the securities

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deliverable  upon such exercise  shall be treated for all purposes as the holder of such securities as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date and in any event within five business days after such date, if two or more Warrants have been exercised, the Warrant Agent on behalf of the Company shall cause to be issued to the person or persons entitled to receive the same a Common Stock certificate or certificates for the shares of Common Stock deliverable upon such exercise, and the Warrant Agent shall deliver the same to the person or persons entitled thereto. Upon the exercise of any Warrant, the Warrant Agent shall promptly notify the Company in writing of such fact and of the number of securities delivered upon such exercise and shall cause all payments of an amount in cash or by check made payable to the order of the Company, equal to the Purchase Price, to be deposited promptly in the Company's bank account.

                  b. The Company shall not be obligated to issue any fractional share interests or fractional warrant interests upon the exercise of any Warrant or Warrants, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests. Any fraction equal to or greater than one-half shall be rounded up to the next full share or Warrant, as the case may be, any fraction less than one-half shall be eliminated.

         SECTION 5. Reservation of Shares; Listings; Payment of Taxes; etc.

                  a. The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery thereof, be duly and validly issued and fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each securities exchange or association, if any, on which the other shares of outstanding Common Stock of the Company are then listed or quoted.

                  b. The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will file a registration statement under the federal securities laws or a post-effective amendment, use its best efforts to cause the same to become effective, keep such registration statement current while any of the Warrants are outstanding and deliver a prospectus which complies with Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"), to the Registered Holder


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exercising  the Warrant  (except,  if in the opinion of counsel to the  Company, such registration is not required under the federal securities law or if the Company receives a letter from the staff of the Securities and Exchange Commission (the "Commission") stating that it would not take any enforcement action if such registration is not effected). The Company will use best efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws of those states where the offer and sale of the Units is to be registered. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

                  c. The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

                  d. The Warrant Agent is hereby irrevocably authorized as the Transfer Agent to requisition from time to time certificates representing shares of Common Stock or other securities required upon exercise of the Warrants, and the Company will comply with all such requisitions.

         SECTION 6. Exchange and Registration of Transfer.

                  a. Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants or may be transferred in whole or in part. Warrant Certificates to be so exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

                  b. The Warrant Agent shall keep, at such office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.


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



                  c. With respect to any Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription or exercise form, as the case may be, on the reverse thereof shall be duly completed and endorsed or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly completed and executed by the Registered Holder thereof or his attorney duly authorized in writing.

                  d. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  f. All Warrant Certificates surrendered for exercise or for exchange shall be promptly cancelled by the Warrant Agent.

                  g. Prior to due presentment for registration or transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

         SECTION 7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and (in the case of loss, theft or destruction) of indemnity satisfactory to them, and (in case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall countersign and deliver in lieu thereof a new
Warrant Certificate representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

         SECTION 8. Adjustment of Purchase Price and Number of Shares of Common Stock Deliverable.

                  a. Adjustment of Exercise Price. Subject to the provisions of this Section 8, the exercise price in effect from time to time shall be subject to adjustment, as follows:

                  (i) In case the Company shall at any time after the date hereof (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by
         reclassification    of   the   Common   Stock   (including   any   such

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         reclassification  in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the exercise price, and the number of shares of Common Stock issuable upon exercise of the Warrants in effect at the time of the record date for
         such   dividend  or  of  the  effective   date  of  such   subdivision,
         combination, or reclassification, shall be proportionately adjusted so that the holders of the Warrants after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrants had been exercised immediately prior to such time, such holders would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (ii) In case the Company shall issue or fix a record date for the issuance to all holders of Common Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the exercise price per share of Common Stock on such record date, then, in each case, the exercise price shall be adjusted by multiplying the exercise price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such exercise price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the exercise price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to Warrants exercised after such expiration), to the exercise price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all

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         of  which  shall  be in a form  other  than  cash,  the  value  of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

                  (iii) In case the Company  shall  distribute to all holders of
         Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness, cash (other than any cash dividend which, together with any cash dividends paid within the 12 months prior to the record date for such distribution, does not exceed 5% of the exercise price at the record date for such distribution) or assets (other than distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common Stock (excluding those with respect to the issuance of which an adjustment of the exercise price is provided pursuant to Section 8(a)(i) hereof), then, in each case, the exercise price shall be adjusted by multiplying the exercise price in effect immediately prior to the record date for the determination of the stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the exercise price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of which shall be such exercise price per share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

                  (b) No Adjustments to exercise price. No adjustment in the exercise price shall be required if such adjustment is less than $.10; provided, however, that any adjustments which by reason of this Section 8 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one thousandth of a share, as the case may be.

                  (c) Deferral of Adjustments to exercise price. In any case in which this Section 8 shall require that an adjustment in the exercise price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the holders of the


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Warrants,  if any holder has  exercised a Warrant  after such record  date,  the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the exercise price in effect prior to such adjustment; provided, however, that the Company shall deliver to such exercising holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (d) Adjustment to Number of Shares. Upon each adjustment of the exercise price as a result of the calculations made in Sections 8.a(ii) or 8.a(iii) hereof, the Warrants shall thereafter evidence the right to purchase, at the adjusted exercise price, that number of shares (calculated to the nearest thousandth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon exercise of the Warrants prior to adjustment of the number of shares by the exercise price in effect prior to adjustment of the exercise price by (B) the exercise price in effect after such adjustment of the exercise price.

                  (e) Reorganization. In case of any capital reorganization, other than in the cases referred to in Section 8(a) hereof, or the consolidation or merger of the company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of the property of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Warrant holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company, or any successor thereto, and the Warrant Agent and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be

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delivered to holders of shares of the Common Stock  outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the registered holder of any Warrant Certificate such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of sale or conveyance or other transfer of all or substantially all of the assets of the Company as a part of a plan for liquidation of the Company, all rights to exercise any Warrant shall terminate 30 days after the Company gives written notice to each registered holder of a Warrant Certificate that such sale or conveyance of other transfer has been consummated.

                  (f) Reclassifications. In case of any reclassification or change of the shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the holders of the Warrants shall have the right thereafter to receive upon exercise of the Warrants solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification or change by a holder of the number of shares of Common Stock for which the Warrants might have been exercised immediately prior to such reclassification or change. Thereafter, appropriate provision shall be as nearly equivalent as practicable to the adjustments in Section 8. The above provisions of this paragraph (f) shall similarly apply to successive reclassifications and changes of shares of Common Stock.

                  (g) Verification of Computations. Whenever the exercise price is adjusted as provided in this Section 8, the Corporation will promptly obtain a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Corporation) setting forth the exercise price as so adjusted and a brief statement of the facts accounting for such adjustment, and will make available a brief summary thereof to the Warrant Agent and to the holders of the Warrant Certificates, at their addresses listed on the register maintained for the purpose by the Warrant Agent.

                  (h) Notice of Certain Actions. In case at any time the Company shall propose:

                  (i) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                  (ii) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

                  (iii) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 8(f); or

                  (iv) to effect any liquidation, dissolution, or winding-up of the Company; or

                  (v) to take any other action which would cause an adjustment to the exercise price;

then, in each such case, the Company shall cause notice of such proposed action to be mailed to the Warrant Agent. Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution of such rights or warrants, or the date on which such reclassification, consolidation, merger, sale, lease, other disposition, liquidation, dissolution, winding-up or exchange or other action shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. The Company shall cause copies of such notice to be mailed to each registered holder of a Warrant Certificate. Such notice shall be mailed, in the case of any action covered by Section 8(h)(i) or 8(h)(ii) above, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of receiving such payment or offer; in the case of any action covered by Section 8(h)(iii) or 8(h)(iv) above, at least ten (10) days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property; and in the case of any action covered by Section 8(h) above, no more than thirty (30) days after such action.

                  (i) Warrant Certificate Amendments. Irrespective of any adjustments pursuant to this Section 8, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments.

                  (j) Fractional Shares. The Company shall not be required upon the exercise of any Warrant to issue fractional shares of Common Stock which may result from adjustments in accordance with this Section 8 to the exercise price or number of shares of Common Stock purchasable under each Warrant. If more than one Warrant is exercised at one time by the same registered holder, the number of full shares of Common Stock which shall be deliverable shall be computed based on the number of shares deliverable in exchange for the aggregate number of Warrants exercised.

         SECTION 9.  Redemption of Warrants.

                  a. If the Market Price of the Common Stock shall equal or exceed $4.50 for any 20 Business Days during any period of 30 consecutive Business Days ending on the fifth trading day prior to the date of notice of redemption, the Company may, at its option, and prior to the Warrant Expiration Date, redeem all but not less than all, of the Warrants, in each case at the redemption price of $0.01 (the "Redemption Price").

                  b. In case the Company shall desire to exercise such right to redeem the Warrants in accordance with the right reserved so to do, it shall give notice of such redemption to the Warrant Agent within 30 days after the end of the 30 Business Day period referred to in Section 9(a). Such notice shall be signed by the Company's Chairman of the Board, President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, and shall set forth in reasonable detail the Market Prices and respective Business Days which satisfy the condition precedent in Section 9(a).

         The Company also shall cause notice of redemption to be given to the holders of Warrants by mailing by first-class mail, with postage prepaid, not less than 30 days prior to the date fixed for redemption, to their last addresses as they shall appear upon the Warrant register, but failure to give such notice by mail to the holder of any Warrant, or any defect therein, shall not affect the validity of the proceedings for the redemption of any other Warrants. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder received the notice.

         Each such notice of redemption shall specify the Redemption Date and the Redemption Price, and shall state that payment of the Redemption Price of the Warrants be made at the office or agency of the Company for such purpose in Vancouver, Canada, or at such other locations as the Company shall determine upon presentation and surrender of such Warrant. Each such notice of redemption shall also specify the last date when the Warrants may be exercised, and the Purchase Price then in effect.

                  c. If the giving of notice of redemption shall have been completed as provided in Section 9(b), from and after the Redemption Date upon presentation and surrender of the Warrants at said place of payment specified in said notice, the same Warrants shall be redeemed by the Company at the Redemption Price.

                  d. All Warrants surrendered to the Warrant Agent pursuant to the provisions of this Section 9 shall be forthwith cancelled by it.

                  e. Anything contained in this Warrant Agreement to the contrary notwithstanding, if the giving of the notice of redemption shall have been completed as provided in Section 9(b) hereof, or if provision satisfactory to the Warrant Agent for the giving of such notice shall have been made, and if the Company shall have deposited with the Warrant Agent funds (to be immediately due and payable) sufficient to redeem the Warrants on the Redemption Date, at the Redemption Price, then on the Redemption Date all obligations of the Company in respect of such Warrants, shall cease and be discharged, and the holders of such Warrants shall thereafter be restricted exclusively to such funds, for any and all claims of whatsoever nature on their part under this Warrant Agreement, or in respect of such Warrants.

         SECTION 10.  Concerning the Warrant Agent.

                  a. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company and the underwriters, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity or value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

                  b. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustment, or with to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of fact contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct.

                  c. The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

                  d. Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of Board of Directors, President or any Vice President (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

                  e. The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; the Company further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's gross negligence or willful misconduct.

                  f. The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own gross negligence or willful misconduct), after giving at least 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation the Company shall appoint in writing a warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a warrant agent. Any warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company registered with the U.S. Securities and Exchange Commission in New York, New York. After acceptance in writing of such appointment by the warrant agent is received by the Company, such warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the warrant agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

                  g. Any corporation into which the Warrant Agent or any warrant agent may be converted or merged, any corporation resulting from any consolidation to which the Warrant Agent or any warrant agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any warrant agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holders of each Warrant Certificate.

                  j. The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  k. Warrant Agent shall retain for a period of at least two years from the date of exercise any Warrant Certificate received by it upon such exercise.

         SECTION 11.  Modification of Agreement.

         The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure, any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders representing not less than 50% of the Warrants then outstanding; provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or to increase the Purchase Price therefor, shall be made without the consent in writing of the affected Registered Holders, other than such changes as are presently specifically prescribed by this Agreement as originally executed.

         SECTION 12.  Notices.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid, or delivered to a telegraph office for transmission if to the Registered Holder of a Warrant Certificate at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company at Suite 591, 885 Dunsmuir Street, Vancouver, British Columbia V6C 1N5, Attention: President, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; and if to the Warrant Agent, at its Corporate Office.

         SECTION 13.  Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of laws.

         SECTION 14.  Binding Effect.

         This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns and the holders from time to time of Warrant Certificates or any of them. Except as hereinafter stated, nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation.

         SECTION 15.  Counterparts.

         This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the first date first above written.

[SEAL]

POWERTRADER, INC.                        AMERICAN STOCK TRANSFER AND
                                         TRUST COMPANY



By:                                      By:


Name:  Michael C. Withrow                Name:


Title: President                         Title:



By:
   Assistant Secretary

                                                                 EXHIBIT A
No. W                VOID AFTER ____________, 2002

                                    WARRANTS


                  COMMON STOCK PURCHASE WARRANT CERTIFICATE TO
                       PURCHASE ONE SHARE OF COMMON STOCK
               THIS WARRANT IS TRANSFERRABLE IN NEW YORK, NEW YORK

                                POWERTRADER, INC.

                                                             CUSIP 738909 11 8

THIS CERTIFIES THAT, FOR VALUE RECEIVED

or registered assigns (the "Registered Holder") is the owner of the number of Common Stock Purchase Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $0.01 par value, of PowerTrader, Inc., a Delaware corporation (the "Company"), at any time after the effective date of the Registration Statement on Form SB-2 (File no. 333-20121) or such earlier date as the Company may determine (the "Initial Warrant Exercise Date"), and prior to the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly completed and executed, at the corporate office of American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $3.50, subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

                  This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement, dated _____________, 1997, by and between the Company and the Warrant Agent (the "Warrant Agreement"). In the event of a conflict between the terms and conditions hereof and the terms and conditions of the Warrant Agreement, the terms and conditions of the Warrant Agreement will control. Copies of the Warrant Agreement are on file at the corporate office of the Warrant Agent and are obtainable without charge from the Warrant Agent.

                  In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

                  Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

                  The term "Expiration Date" shall mean 5:00 p.m. (New York City time) on the earlier of: (i) the Business Day (as defined in the Warrant Agreement) immediately preceding the Redemption Date (as defined in the Warrant Agreement), or (ii) March _____, 2002, the date which is 60 months after the Initial Warrant Exercise Date. If each such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York City time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

                  The Warrants may be redeemed at the election of the Company upon 30 days' written notice to the holders, at a Redemption Price (as defined in the Warrant Agreement) equal to $.01 per Warrant, if the Market Price (as defined in the Warrant Agreement) of the Common Stock is at least $4.50 per share for at least 20 Business Days out of any period of 30 consecutive Business Days ending on the fifth Business Day prior to the date of notice of redemption.

                  The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

                  This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate of Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

                  Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

                  Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of laws.

                  This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

POWERTRADER, INC.                          Dated: ______________, 1997


By:                                        COUNTERSIGNED:
           President                       AMERICAN STOCK TRANSFER AND
                                           TRUST COMPANY
                             [SEAL]        as Warrant Agent

By:                                        By:
           Secretary                       Authorized Officer

                                SUBSCRIPTION FORM


                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants


                  The undersigned hereby irrevocably elects to exercise ________________ of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that certificates for such shares be issued and delivered as follows:

issue to:_______________________________________________________________________
                                      (NAME)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

________________________________________________________________________________
                (SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER)

delivered to:___________________________________________________________________
                                      (NAME)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

                  If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued in the name of, and delivered to the Registered Holder at the address stated below.

                  In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $________ by certified check or money order payable in United States currency to the order of the Company.

Dated:_____________________            X____________________________________

                                        ____________________________________

                                        ____________________________________
                                        Address

                                        ____________________________________
                                        Social Security or Taxpayer
                                        Identification Number

                                        ____________________________________
                                        Signature Guaranteed

                                   ASSIGNMENT


                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants




                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants set forth below:

Name of Assignee                Address                    No. of Warrants
----------------                -------                    ---------------








and does hereby irrevocably constitute and appoint

_________________________________________________________Attorney
to make such transfer of the books of Powertrader, Inc. maintained for that purpose, with full power of substitution in the premises.


Dated:______________________           X______________________________
                                        Signature Guaranteed

                                        ______________________________

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, MIDWEST STOCK EXCHANGE OR BOSTON STOCK EXCHANGE.